UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 2, 2016

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37623	56-2542838
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by Hercules Offshore, Inc. (the “Company”) on the Current Report on Form 8-K filed on May 27, 2016, the Company and certain of its U.S. domestic direct and indirect subsidiaries (together with the Company, the “Debtors”) and certain of the Company’s other domestic and foreign direct and indirect subsidiaries (collectively with the Debtors, the “HERO Entities”) on May 26, 2016, as amended by the Amendment to the Restructuring Support Agreement, dated July 8, 2016, and the Amendment No. 2 to the Restructuring Support Agreement, dated August 12, 2016, entered into an agreement (as may be further amended, modified or supplemented from time to time, together, with the term sheet, the “Restructuring Support Agreement”) with an ad hoc group of lenders (each an “Ad Hoc Group Member” and collectively, the “Ad Hoc Group”) representing approximately 99% of the obligations outstanding under the credit agreement entered into on November 6, 2015, among the Company and certain of its subsidiaries, as guarantors, and Jefferies Finance LLC, as administrative agent and collateral agent, and the lenders party thereto. The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment to and obligations of, on the one hand, the HERO Entities, and on the other hand, each of the Ad Hoc Group Members (and any successors or permitted assigns that become party thereto) in connection with a controlled wind down of the HERO Entities’ operations pursuant to, among other things, a pre-packaged plan (as amended from time to time, the “Plan”) filed under chapter 11 of the United States Bankruptcy Code on June 5, 2016 in the United States Bankruptcy Court for the District of Delaware (the “Court”).

On November 2, 2016, the Company and the other HERO Entities entered into Amendment No. 3 to Restructuring Support Agreement (the “RSA Amendment”) with each of the Ad Hoc Group Members. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the RSA Amendment. Pursuant to the RSA Amendment:

(i)	the outside date to enter a confirmation order with the Court is extended to November 11, 2016, which shall be a final order on or before November 25, 2016;

(ii)	the outside date to consummate the Plan is extended to December 2, 2016;

(iii)	the amount of the Rejection Lender Wind Down Claim (as defined in the Restructuring Support Agreement) is reduced by $32.5 million to $546.5 million;

(iv)	if the class of Company common stock (“HERO Common Stock”) votes to reject the Plan, the pro rata amount that each holder of HERO Common Stock receives is increased to also include the Rejection Shareholder Cash Distribution (as defined in the Plan);

(v)	under the terms of the Plan, holders of HERO Common Stock (except for holders of HERO Common Stock that are also First Lien Lenders that are parties to the Restructuring Support Agreement) are not deemed to be released or deemed to have given releases with respect to certain claims or causes of action under the Plan; if the class of HERO Common Stock holders vote to reject the Plan, and upon the payment in full of the Lender Wind Down Claim (as defined in the Restructuring Support Agreement), the two members of the Wind Down Entity Board (as defined in the Restructuring Support Agreement) designated by the Requisite Consenting Lenders (as defined in the Restructuring Support Agreement) shall be replaced by two members designated by the Equity Committee provided, that the Equity Committee shall have designated such members by 11:59 p.m. (Eastern Time) on October 11, 2016;

(vi)	if the class of HERO Common Stock holders vote to reject the Plan, the Wind Down Entity (as defined in the Restructuring Support Agreement) shall make distributions (i) first, on account of the Rejection Shareholder Cash Distribution, (ii) after the Rejection Shareholder Cash Distribution has been funded in full, on account of the Rejection Lender Wind Down Claim and (iii) after payment in full of the Rejection Lender Wind Down Claim, to holders of Wind Down Entity Interests on a pro rata basis; and

(vii)	the provisions relating to the severance and incentive plans for the Executives (as defined in the Restructuring Support Agreement) were comprehensively updated.

The RSA Amendment was necessitated by a change to the timeline of the Debtors’ chapter 11 cases occasioned by the agreement of the Debtors, the Ad Hoc Group and the official committee of equity security holders appointed in the Debtors’ chapter 11 cases to participate in, and the determination by the Court to order, mediation with respect to certain objections filed to the Plan and related matters, as well as certain modifications to the Restructuring Support Agreement and the Plan that were agreed to by the parties. Court-ordered mediation before The Honorable Christopher S. Sontchi took place on September 6, 2016 (the “Mediation”). In connection with the Mediation, the Debtors and the Ad Hoc Group reached a settlement (the “Mediation Settlement”), which related to, among other things, the First Lien Claim Reduction Amount (as defined in the Plan) and the Rejection Shareholder Cash Distribution. The Court hearing to consider the confirmation of the Plan, incorporating the Mediation Settlement, commenced on September 22, 2016 and concluded on September 27, 2016. On November 1, 2016, the Court issued an opinion confirming the Plan.

The summary of the RSA Amendment set forth above does not purport to be complete, and is qualified in its entirety by reference to the RSA Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in that certain Current Report on Form 8-K, dated September 1, 2016, on August 31, 2016, Hercules Offshore Middle East Ltd. (the “Seller”), a subsidiary of the Company, entered into a purchase and sale agreement (the “Purchase Agreement”) with Advanced Energy Systems (ADES) S.A.E. (the “Buyer”). On November 2, 2016, the Buyer completed the purchase from the Seller of three jack-up drilling rigs named Hercules 261, Hercules 262 and Hercules 266 in their entirety, together with everything onboard or onshore, if any, relating solely to such rigs, including all mentioned or unmentioned provisions, spare parts and equipment onboard, rig site inventory, drawings, operating manuals, maintenance records, service contracts and all other documents pertaining to them for $65,088,800 in cash.

The summary of the Purchase Agreement set forth above does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.

Item 8.01 Other Events.

The gross proceeds received from the sale described in Item 2.01 above were consistent with the estimate that informed the Debtors’ updated recovery analysis filed with the Court on September 15, 2016, and the estimate as to total proceeds to be obtained by the Debtors and their non-Debtor affiliates set forth therein has not changed in any material respect since that filing was made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated August 31, 2016, by and between Hercules Offshore Middle East Ltd. and Advanced Energy Systems (ADES) S.A.E. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on September 1, 2016 and incorporated herein by reference). *

10.1	Amendment No. 3 to Restructuring Support Agreement, dated as of November 2, 2016, by and among Hercules Offshore, Inc. and certain of its U.S. domestic direct and indirect subsidiaries and certain lenders therein.

*	The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: November 7, 2016	By:	/s/ Beau M. Thompson
Beau M. Thompson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated August 31, 2016, by and between Hercules Offshore Middle East Ltd. and Advanced Energy Systems (ADES) S.A.E. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on September 1, 2016 and incorporated herein by reference). *

10.1	Amendment No. 3 to Restructuring Support Agreement, dated as of November 2, 2016, by and among Hercules Offshore, Inc. and certain of its U.S. domestic direct and indirect subsidiaries and certain lenders therein.

*	The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.